UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                 Date of Report: April 16, 2010
               (Date of earliest event reported)


                        AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                        333-155059               61-1604254
(State or other jurisdiction  (Commission File Number)     (IRS Employer
   of incorporation)                                     Identification No.)

                             297 Kingsbury Grade
                        Lake Tahoe, Nevada 89449-4470
              (Address of principal executive offices (zip code)

                                 775-996-2210
          (Registrant's telephone number, including area code)

          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On April 16, 2010, the registrant received an engagement letter contemplating the Gravity Survey to be performed on the Paymaster
Claims in Nevada, USA. The contractual price for delivering the professional survey is $2,600/line kilometer with an approximate total of $65,000.

This survey was described in the asset purchase agreement with GeoXplor Corporation entered into on March 12, 2010. GeoXplor has a 100%
interest in and to approximately 81 claims comprising nearly 6,000 acres in the immediate Clayton Valley area, nearby the Chemetall Foot lithium brine plant at Silver Peak, Nevada.

Pursuant to the Asset Purchase Agreement, the registrant agreed to purchase all of GeoXplor's rights, title and interest, if any, in and to the property described above. The purchase price for the property shall be a total of $440,500 in cash, a work commitment for the property of up to $1,000,000 over three years and 750,000 common shares of the registrant.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99 - engagement letter


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 20, 2010

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
        ------------------
Name:   Matthew Worrall
Title:  Chief Executive Officer